TAIT, WELLER & BAKER LLP
                          Certified Public Accountants


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS
FIRST INVESTORS LIFE INSURANCE COMPANY
95 WALL STREET
NEW YORK, NY  10005

We hereby consent to the use in the Post-Effective Amendment No. 30 to the Registration Statement on Form N-6 (file No. 2-98410) of our report dated March 8, 2006 relating to the December 31, 2005 financial statements of First Investors Life Level Premium Variable Life Insurance (Separate Account B) and our report dated March 8, 2006 relating to the December 31, 2005 financial statements of First Investors Life Insurance Company, which are included in said Registration Statement.


                                                  /s/ Tait, Weller & Baker LLP

                                                  TAIT, WELLER & BAKER LLP

PHILADELPHIA, PENNSYLVANIA
APRIL 24 2006